Exhibit 10.6

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of November 18, 2020, by and between Investindustrial Acquisition Corp., a Cayman Islands exempted company (the “Company”), and the party listed as the purchaser on the signature page hereof (the “Purchaser”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Share(s)”), and one-third of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrant(s)”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser shall purchase, on a private placement basis, up to $25,000,000 of Class A ordinary shares, par value of $0.0001 at a price of $10.00 per share (the “Forward Purchase Shares”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Purchase.

(a) Forward Purchase Shares.

(i) The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, (1) the number of Forward Purchase Shares which is the quotient of (x) the amount of capital committed to the Purchaser and allocated to this Agreement as notified by the Purchaser to the Company as promptly as practicable after the date hereof and no later than five (5) Business Days prior to such time as any definitive agreement with respect to a Business Combination is executed by the Company (the “Allocation Notice”), which amount shall be no more than $25,000,000, and (y) $10.00 (the “Number of Forward Purchase Shares”), for an aggregate purchase price of $10.00 multiplied by the number of Forward Purchase Shares issued and sold hereunder (the “FPS Purchase Price”).

(ii) The Company shall deliver written notice to the Purchaser as early as practicable, and in any case at least eleven (11) Business Days before the funding of the FPS Purchase Price, specifying the anticipated date of the Business Combination Closing, the aggregate FPS Purchase Price and instructions for wiring the FPS Purchase Price to the account of the Company. Two (2) Business Days before the anticipated date of the Business Combination Closing specified in such written notice, the Purchaser shall deliver the FPS Purchase Price in cash via wire transfer to the account specified in such written notice. If the Business Combination Closing does not occur within thirty (30) days after the Purchaser delivers the FPS Purchase Price to the Company, the Company shall automatically return to the Purchaser the FPS Purchase Price; provided that the return of the FPS Purchase Price shall not terminate the Agreement or otherwise relieve either party of any of its obligations hereunder. The Purchaser agrees that it shall cooperate in good faith and use reasonable best efforts to effect the funding of the FPS Purchase Price on such notice as necessary to facilitate the consummation of the proposed Business Combination. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(iii) The closing of the sale of the Forward Purchase Shares (the “FPS Closing”) shall be held on the same date as, and immediately prior to, the Business Combination Closing (such date being referred to as the “Closing Date”). At the FPS Closing, the Company will issue to the Purchaser the Forward Purchase Shares.

(b) Delivery of Forward Purchase Shares.

(i) The Company shall register the Purchaser as the owner of the Forward Purchase Shares purchased by the Purchaser hereunder in the register of members of the Company, if applicable, and with the Company’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing.

(ii) Each register and book entry for the Forward Purchase Shares purchased by the Purchaser hereunder shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c) Legend Removal. If the Forward Purchase Shares are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b)(ii) hereof. In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, that authorize and direct the transfer agent to transfer such Forward Purchase Shares without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Shares in violation of applicable law.

(d) Registration Rights. The Purchaser shall have registration rights in accordance with the Registration and Shareholder Rights Agreement dated on or about the date hereof and between, among others, the Company and the Purchaser (the “Registration Rights”).

2. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a) Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b) Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c) Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d) Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Shares. If the Purchaser was formed for the specific purpose of acquiring the Forward Purchase Shares, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f) Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering and sale of the Forward Purchase Shares, as well as the terms of the IPO, with the Company’s management.

(g) Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Shares to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Shares, for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company filed the Registration Statement for the IPO with the SEC. The Purchaser understands that the offering of the Forward Purchase Shares hereunder is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such offering of the Forward Purchase Shares.

(h) No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Shares, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Shares.

(i) High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Shares involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j) Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k) Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Forward Purchase Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Forward Purchase Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Forward Purchase Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Forward Purchase Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(l) No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(m) Residence. The principal place of business of the Purchaser is the office located at the address of the Purchaser set forth on the signature page hereof.

(n) Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(o) Adequacy of Financing. The Purchaser has, or will have, from and after receipt of capital commitments not subject to opt-out rights (or for which the party with such opt-out rights has agreed to fund in respect of this Agreement) in an aggregate amount not less than the FPS Purchase Price, available to it sufficient funds to satisfy its obligations under this Agreement.

(p) Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with any underwriter of the IPO or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(q) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the offering, sale and purchase of the Forward Purchase Shares, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3. Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a) Incorporation and Corporate Power. The Company is an exempted company duly incorporated and validly existing and in good standing under the laws of the Cayman Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b) Capitalization. The authorized share capital of the Company consists, as of the date hereof, of:

(i) 500,000,000 Class A Shares, none of which are issued and outstanding;

(ii) 50,000,000 Class B ordinary shares of the Company, par value $0.0001 per share (“Class B Shares”), 10,062,500 of which are issued and outstanding; and all of the outstanding Class B ordinary shares of the Company have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable laws; and

(iii) 5,000,000 preference shares, par value $0.0001 per share, none of which are issued and outstanding.

(c) Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Shares at the FPS Closing, has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Forward Purchase Shares has been taken or will be taken prior to the FPS Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d) Valid Issuance of Forward Purchase Shares.

(i) The Forward Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of the Company, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Shares will be issued in compliance with all applicable federal and state securities laws.

(ii) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)—(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e) Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for any filings pursuant to Regulation D of the Securities Act, applicable state securities laws, and pursuant to the Registration Rights.

(f) Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company will not result in any violation or default (i) of any provisions of the Company’s memorandum and articles of association, as they may be amended from time to time (the “Articles”) or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g) Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with the IPO and offerings of the Forward Purchase Shares.

(h) Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i) Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all applicable U.S. and non-U.S. anti-money laundering laws, rules and regulations, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k) No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Shares.

(l) No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offering, sale and purchase of the Forward Purchase Shares, the IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by any of the Purchaser Parties.

4. Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a) Trust Account.

(i) The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the IPO Closing. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares issued in the IPO (the “Public Shares”) held by it.

(ii) The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall not pursue such Claim against the Trust Account or against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(b) No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 4(b), “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(c) Allocation Notice. The Purchaser shall deliver the Allocation Notice to the Company as promptly as practicable after the date hereof, and in any event immediately upon the allocation to this Agreement of capital which has been committed to the Purchaser (in accordance with all binding obligations of the Purchaser), which in no event shall be later than five (5) Business Days prior to such time as any definitive agreement with respect to a Business Combination is executed by the Company.

5. Additional Agreements of the Company.

(a) No Material Non-Public Information. The Company agrees that no information provided to the Purchaser in connection with this Agreement will, upon the IPO Closing, constitute material non-public information of the Company.

(b) NYSE Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares on the NYSE (or another national securities exchange or internationally recognized foreign securities exchange).

(c) No Amendments to the Articles. The amended and restated memorandum and articles of association of the Company will be in substantially the same form of Exhibit A hereto and will not be amended in any material respect prior to the IPO Closing without the Purchaser’s prior written consent.

6. FPS Closing Conditions.

(a) The obligation of the Purchaser to purchase the Forward Purchase Shares at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i) The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Shares;

(ii) The Company shall have delivered to such Purchaser a certificate evidencing the Company’s good standing as a Cayman Islands exempted company, as of a date within ten (10) Business Days of the Closing Date;

(iii) The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iv) The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPS Closing; and

(v) No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Shares.

(b) The obligation of the Company to sell the Forward Purchase Shares at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i) The Business Combination shall be consummated substantially concurrently with, and immediately following, the purchase of the Forward Purchase Shares;

(ii) The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii) The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iv) No order, writ, judgment, injunction, decree, determination, or award shall have been entered or threatened by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect or threatened, preventing the purchase by the Purchaser of the Forward Purchase Shares.

7. Termination. This Agreement may be terminated at any time prior to the FPS Closing:

(a) by mutual written consent of the Company and the Purchaser; or

(b) automatically

(i) if the IPO is not consummated on or prior to twelve months from the date of this Agreement; or

(ii) if the Business Combination is not consummated within 24 months from the IPO Closing, or such later date as may be approved by the Company’s shareholders in accordance with the Articles.

In the event of any termination of this Agreement pursuant to this Section 7, the FPS Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser in accordance with written instructions provided by the Purchaser to the Company, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 7 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 4(a) shall survive termination of this Agreement.

8. General Provisions.

(a) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to: Investindustrial Acquisition Corp., Suite 1, 3rd Floor, 11-12 St James’ Square, London SW1Y 4LB, United Kingdom, Attn: Chief Executive Officer, email: RArdagna@investindustrial.com, with a copy to the Company’s counsel at: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attn: Christian O. Nagler, Esq., email: cnagler@kirkland.com, fax: (212) 446-4900.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b) No Finder’s Fees. Other than fees payable to the underwriters of the IPO or any other investment bank or financial advisor who assists the Company in sourcing targets for a Business Combination, which fees shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c) Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

(d) Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e) Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, the Purchaser may assign and delegate all or a portion of its rights and obligations to purchase the Forward Purchase Shares to one or more other persons upon the consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed); provided, however, that no consent of the Company shall be required if such assignment or delegation is to an affiliate of Purchaser; provided, further, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder (including its obligation to purchase the Number of Forward Purchase Shares hereunder) and the Company shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof.

(g) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h) Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i) Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j) Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m) Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n) Expenses. Each of the Company and the Purchaser will be responsible for payment of its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Forward Purchase Shares.

(o) Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p) Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q) Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r) Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:

STRATEGIC HOLDING GROUP S.À R.L.

By:	/s/ Kamel Aliat
Name:	Kamel Aliat
Title:	Manager

Address for Notices:

Attention: Roberto Ardagna
Email: rardagna@investindustrial.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attn:	Christian O. Nagler

and
Kirkland & Ellis International LLP
30 St Mary Axe
London EC3A 8AF
United Kingdom
Attn:	Cedric Van den Borren

COMPANY:

INVESTINDUSTRIAL ACQUISITION CORP.

By:	/s/ Roberto Ardagna
Name:	Roberto Ardagna
Title:	Chief Executive Officer

[Signature Page to Forward Purchase Agreement]

Exhibit A

Form of Amended and Restated Memorandum and Articles of Association of the Company

See attached.